                                 SCHEDULE 14A
                    Information Required in Proxy Statement


                           Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.__)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                        MassMutual Corporate Investors
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      1) Title of each class of securities to which transaction applies:

      ------------------------------------------------------------------------
      2) Aggregate number of securities to which transaction applies:

      ------------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      ------------------------------------------------------------------------
      4) Proposed maximum aggregate value of transaction:

      ------------------------------------------------------------------------
      5) Total fee paid:

      ------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

      ------------------------------------------------------------------------
      2) Form, Schedule or Registration Statement No.:

      ------------------------------------------------------------------------
      3) Filing Party:

      ------------------------------------------------------------------------
      4) Date Filed:

      ------------------------------------------------------------------------

                         MassMutual Corporate Investors
                        Springfield, Massachusetts 01111

             [LOGO OF MASSMUTUAL CORPORATE INVESTORS APPEARS HERE]

                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS
                                       AND
                                 PROXY STATEMENT

                                      TIME
                             Friday, April 24, 1998
                                  at 2:00 p.m.

                                      PLACE
                                    Oak Room
                              Massachusetts Mutual
                             Life Insurance Company
                                1295 State Street
                        Springfield, Massachusetts 01111


               -----------------------------------------------
               Please date, fill in and sign the enclosed form of proxy and mail it in the enclosed return envelope which requires no postage if mailed in the United States.
               -----------------------------------------------

                         MassMutual Corporate Investors
                           Springfield, Massachusetts

    Dear Shareholder:

    The 1998 Annual Meeting of Shareholders will be held in the Oak Room of Massachusetts Mutual Life Insurance Company, 1295 State Street, Springfield, Massachusetts 01111, at 2:00 p.m., Springfield time, on Friday, April 24, 1998. A Notice and a Proxy Statement regarding the meeting, a proxy card for your vote at the meeting and a postage prepaid envelope in which to return your proxy card are enclosed.

    By promptly returning the enclosed proxy card you can help the Trust avoid the expense of sending follow-up letters to obtain the attendance of a majority of the outstanding shares. You are earnestly requested to sign and return the proxy card in order that the necessary quorum may be represented at the meeting. If you find you can be present in person, you may, if you wish, revoke your proxy then and vote your shares in person.

    At the meeting, shareholders will elect four Trustees, approve or disapprove the selection of Coopers & Lybrand L.L.P. as auditors and approve or disapprove the continuance of the Investment Services Contract dated July 1, 1988 with Massachusetts Mutual Life Insurance Company. The Trustees recommend that shareholders elect the nominated Trustees, ratify the selection of Coopers & Lybrand L.L.P., and approve the continuance of the Investment Services Contract.

    I look forward to your attendance at this meeting because it will provide us with an opportunity to inform you about the progress of the Trust.

                                    Sincerely,

                                    /s/ Gary E. Wendlandt

                                    Gary E. Wendlandt
                                    Chairman

                         MassMutual Corporate Investors

                    Notice of Annual Meeting of Shareholders

To the Shareholders of
MassMutual Corporate Investors:

    Please take notice that the Annual Meeting of Shareholders of MASSMUTUAL CORPORATE INVESTORS (the "Trust") has been called to be held in the Oak Room of Massachusetts Mutual Life Insurance Company, 1295 State Street, Springfield, Massachusetts 01111, on Friday, April 24, 1998, at 2:00 p.m., Springfield time, for the following purposes:

    (1) To re-elect Donald E. Benson, Richard G. Dooley and Donald Glickman as Trustees for three-year terms and until their successors are duly elected and qualified;

    To elect Corine T. Norgaard as a Trustee for a one-year term and until her successor is duly elected and qualified;

    (2) To ratify or reject the action taken by the Board of Trustees in selecting Coopers & Lybrand L.L.P. as auditors for the fiscal year ending December 31, 1998;

    (3) To approve or disapprove continuance of the Trust's current Investment Services Contract with Massachusetts Mutual Life Insurance Company, dated July 1, 1988; and

    (4) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Holders of record of the shares of the Trust at the close of business on February 24, 1998, are entitled to vote at the meeting or any adjournment thereof.

                                  By order of the
                                  Board of Trustees,

                                  /s/ Stephen L. Kuhn

                                  Stephen L. Kuhn
                                  Vice President and Secretary

Springfield, Massachusetts
March 3, 1998

                                 PROXY STATEMENT

                                     GENERAL

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of MASSMUTUAL CORPORATE INVESTORS (the "Trust") for use at the Annual Meeting of its Shareholders, to be held in the Oak Room of Massachusetts Mutual Life Insurance Company (the "Insurance Company"), 1295 State Street, Springfield, Massachusetts 01111, on Friday, April 24, 1998, at 2:00 p.m., Springfield time.

    Any person giving a proxy has power to revoke it by mail or in person at any time prior to its exercise by executing a superseding proxy or by submitting a notice of revocation to the Trust. All properly executed and unrevoked proxies received in time for the meeting will be voted in accordance with the instructions contained therein.

    Holders of shares of beneficial interest of the Trust ("shares"), of record at the close of business on February 24, 1998, will be entitled to one vote per share on all business of the meeting and any adjournments. There were 8,551,573 shares outstanding on the record date. To the best knowledge of the Trust, the only beneficial owner of more than 5% of the outstanding shares of the Trust is the Insurance Company. The Insurance Company is deemed a beneficial owner of more than 5% of the outstanding shares of the Trust by reason of its owning a $20,000,000 Senior Fixed Rate Convertible Note due November 15, 2000 (the "Note") issued by the Trust. The Insurance Company, at its option, can convert the principal amount of the Note into common shares. The dollar amount of principal would be converted into an equivalent dollar amount of common shares based upon the average price of the common shares for ten business days prior to the notice of conversion.

    The mailing address of the principal executive offices of the Trust is 1295 State Street, Springfield, Massachusetts 01111. This Proxy Statement and the accompanying letter to shareholders from the Chairman of the Trust, Notice of Annual Meeting of Shareholders and proxy card are being mailed on or about March 3, 1998, to shareholders of record on the record date.

    Pursuant to the Trust's By-Laws, the presence at the Annual Meeting, in person or by proxy, of shareholders entitled to cast a majority of the votes shall be a quorum for the transaction of business. A plurality of votes cast is required to elect Trustees. Thus, the four nominees for election as Trustees at the Annual Meeting who receive the greatest number of votes properly cast for the election of trustees shall be elected Trustees. Under the Trust's Declaration of Trust a majority of the shares voted is required to ratify the selection of independent accountants.

    An affirmative "majority vote" of the Trust's shares is required to approve continuance of the Trust's Investment Services Contract with the Insurance Company, dated July 1, 1988 (the "Contract"). An affirmative "majority vote" means either (1) the holders of at least 67% of the Trust's shares present in person or by proxy, if more than 50% of the Trust's outstanding shares are present or represented by proxy, or (2) a majority of the outstanding shares of the Trust, whichever is less.

    Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Trust to act as election inspectors for the meeting. The election inspectors will count the total number of votes cast "for" approval of the proposals for purposes of determining whether sufficient affirmative votes have been cast. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a Trustee or that reflect abstentions or "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not exercise the discretionary voting power on a particular matter) as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. As to the continuance of the Contract, abstentions or broker non-votes have the effect of a negative vote. With respect to the election of Trustees and the ratification of the selection of an independent accountant, abstentions and broker non-votes have no effect on the outcome of the proposal.

                           (1) ELECTION OF TRUSTEES

    The Board of Trustees is currently comprised of nine Trustees with terms expiring in 1998, 1999 and 2000.

Sumner L. Feldberg's term expires in 1998 and he is retiring from the Board as of the 1998 Annual Meeting. The terms of Messrs. Benson, Dooley and Glickman expire this year and the Board has nominated them for three-year terms. The Board has also nominated Corine T. Norgaard for a one-year term. Thus, following the Annual Meeting of Shareholders, the Board will be comprised of nine Trustees, having various terms expiring in 1999, 2000 and 2001. All nominees, if elected, are to serve their respective terms, and until each of their successors is duly elected and qualified.

Information Concerning Nominees

    Set forth below as to each nominee for Trustee, and for each Trustee whose term will continue after this meeting, is his or her present office with the Trust, age, principal occupation or employment during the past five years, the organization by which he or she is employed and its principal business, and certain other directorships held by them.

                              GARY E. WENDLANDT*
                              (Term expires 2000)

    Trustee since 1986, Chairman (since 1995) and President (1983-1995) of the Trust. Chief Investment Officer (since 1993), Executive Vice President (since
1992) of the Insurance Company; Director, Merrill Lynch Derivative Products, Inc. (swap dealer); Director, Oppenheimer Acquisition Corporation (holding company for investment advisers); Supervisory Director, MassMutual/Carlson CBO N.V. (collateralized bond fund); Chairman and Director (since 1996), Antares Leveraged Capital Corp. (finance company); Director and President (since 1995), DLB Acquisition Corporation (holding company for investment advisers); Director (since 1994), MassMutual Corporate Value Partners Limited (investor in debt and equity securities advised by the Insurance Company) and MassMutual Corporate Value Limited (parent of MassMutual Corporate Value Partners Limited); Chairman and Chief Executive Officer (since 1994), MassMutual Institutional Funds (open-end investment company advised by the Insurance Comp-

-----------------------------------------
*Mr. Wendlandt is an "interested person" of the Trust (as defined in the Investment Company Act of 1940, as amended) because of his position as an officer of the Trust and of the Insurance Company.

any); Chairman (since 1995), Trustee (since 1993), Vice Chairman (1993-1995), and President (1988-1993), MML Series Investment Fund (open-end investment company advised by the Insurance Company); Chairman (since 1995), Trustee (since
1988) and President (1988-1995), MassMutual Participation Investors (closed-end investment company advised by the Insurance Company); Director of various subsidiaries of the Insurance Company. Age: 47.

                                DONALD E. BENSON
                               (Term expires 1998)

    Nominee for election. Trustee since 1986. Executive Vice President and Director (since 1992), Marquette Bancshares (bank holding company); President and Director (1986-1994), MEI Diversified Inc. (medical product manufacturer); Partner (since 1996), Benson Family Limited Partnership No. 1 and Benson Family Limited Partnership No. 2 (investment partnerships); Partner, Benson, Pinckney, Oates Partnership (building partnership); Director (since 1997), National Mercantile Bancorp (bank holding company) and Mercantile National Bank; Director, Mesaba Holdings, Inc. (commuter airline); Director, Delta Beverage Group Inc. (soft drink bottler and distributor); Director (1988-1994), IJ Holding Corporation; Director (1984-1993), Athens Bancorp, Inc., Trustee (since
1988), MassMutual Participation Investors (closed-end investment company advised by the Insurance Company). Age: 67.

                               MARSHALL D. BUTLER
                               (Term expires 1999)

    Trustee since 1990. Chairman (since 1994), Nitzanim AVX Kyocera Venture Fund (venture capital); Director (since 1993), Chairman and Chief Executive Officer (1973-1993), AVX Corporation (manufacturer of electronic components); Director, Kyocera Corp. and ESC Medical; Director (since 1993), Synercom Technology, Incorporated (computer software); Chairman (since 1994), Alpha Technologies Group, Inc. (electronic components); Chairman, First Israel Mezzanine Investors Ltd. (general partner and manager of The Israel Mezzanine Fund, L.P.); Trustee (since 1990), MassMutual Participation Investors (closed-end investment company advised by the Insurance Company). Age: 71.

                                  MILTON COOPER
                               (Term expires 2000)

    Trustee since 1990. Chairman (since 1992), Kimco Realty Corp. (shopping center ownership and management); Director, Getty Petroleum Corp. (petroleum marketing); Director, Blue Ridge Real Estate; Trustee (since 1990), MassMutual Participation Investors (closed-end investment company advised by the Insurance Company). Age: 68.

                              RICHARD G. DOOLEY*
                              (Term expires 1998)

    Nominee for election. Trustee since 1974, Vice Chairman (since 1995) and Chairman (1982-1995) of the Trust. Consultant (since 1993), Executive Vice President and Chief Investment Officer (1978-1993) of the Insurance Company; Director (since 1996), Investment Technology Group, Inc.; Director, The Advest Group, Inc. (financial services holding company), HSB Group, Inc. (formerly known as Hartford Steam Boiler Inspection and Insurance Co.), New England Education Loan Marketing Corporation; Trustee (since 1992), Kimco Realty Corp. (shopping center ownership and management); Director (since 1993), Jefferies Group, Inc. (financial services holding company); Chairman (1988-1995), Vice Chairman (since 1995) and Trustee, MML Series Investment Fund (open-end investment company advised by the Insurance Company); Vice Chairman (since
1995), Chairman (1988-1995) and Trustee (since 1988), MassMutual Participation Investors (closed-end investment company advised by the Insurance Company). Age:
68.

                                 DONALD GLICKMAN
                               (Term Expires 1998)

    Nominee for election. Trustee since 1992. Chairman (since 1992), Donald Glickman and Company, Inc. (investment banking); Partner (1989-1992), Peter J. Solomon Investment Co.; Director, CalTex Industries, Inc. (manufacturer of windows); and Monro Muffler Brake, Inc.; Director (1993-1996), Steerage Corp., Inc. (navigation

---------------------------
*Mr. Dooley is an "interested person" of the Trust (as defined in the Investment Company Act of 1940, as amended) because of his position as an officer of the Trust and a consultant of the Insurance Company.

equipment manufacturer); Director (1991-1994), Food Barn Stores, Inc.; Director (1992-1993), Astra Holdings, Inc. (ordnance materials manufacturer); Trustee (since 1992), MassMutual Participation Investors (closed-end investment company advised by the Insurance Company). Age: 64.

                                 MARTIN T. HART
                               (Term expires 2000)

    Trustee since 1991. President and Director, H Corporation; Co-Manager (1983-1996), Lake Catamount Joint Venture (ski resort); Partner, Consolidated Nursery Properties (wholesale nursery and garden center); Director: Optical Security Group, Inc. (product security), Schuler Homes, Inc. (housing), and PNB Financial Group (bank holding company); Director (since 1997), T Netiks (communications); Director (since 1996), PJ America (pizza restaurant); Director (since 1993), PJNC, Inc. (pizza restaurant); Director (since 1994), Ardent Software, Inc. (computers); Manager (since 1994) Houston Pizza Venture (pizza restaurant); Director (1994-1996), The Bagel Group (bagel restaurant); Director (1992-1996), PJVA, Inc. and PJV, Inc. (pizza restaurants); Director (1993-1995), Inco Homes, Inc. (housing); Director (1992-1994), Morris Air Corp. (airline); Director (1991-1994), Capital Bancorp; Director (1979-1993), Valley State Bank; Director (1980-1993), Little Valley Nurseries, Inc. (wholesale nursery); Trustee (since 1991), MassMutual Participation Investors (closed-end investment company advised by the Insurance Company). Age: 62.

                                JACK A. LAUGHERY
                               (Term expires 1999)

    Trustee since 1996. Chairman (since 1997), Partner (since 1996), Papa John's New England (food service); Consultant (since 1996), Papa John's Iowa (food service); Chairman (1994-1996), The Bagel Group (bagel restaurant); Consultant (1994-1996), Heartland Foods (food service); Director (since 1997), Maynard Capital Partners (investments); Director (since 1993), Papa John's International (food service companies); Director, First Union National Bank; Manager (since
1994), Houston Pizza Venture LLC (pizza restaurant); Partner, Atlantic Beach Sheraton and Coastal Lodging (hotels); Partner (1992-1996), Papa John's V and Papa John's VA (food service); Partner (1993-1996), Papa John's North Carolina (food service); Consultant (1989-1994), Hardee's Food Systems, Inc. (fast food restaurants); Director (1990-1997),

Sprint Mid-Atlantic (telecommunications); Director (1993-1996), Corral America (food service); Director (1981-1995), Imasco Ltd. (food service, banking, tobacco and drug stores); Trustee (since 1996), MassMutual Participation Investors (closed-end investment company advised by the Insurance
Company).  Age: 63.

                               CORINE T. NORGAARD

    Nominee for election. Dean (since 1996), Barney School of Business and Public Administration, University of Hartford; Professor of Accounting and Dean (1993-1996), School of Management, State University of New York at Binghamton; Director, The Advest Group, Inc. (financial services holding company); Trustee, Aetna Series Fund (investment company). Age: 60.

Share Ownership of Trustees, Nominees
and Executive Officers

    The following table sets forth information concerning beneficial ownership, as of February 26, 1998, of the Trust's shares by each Trustee and nominee for Trustee, and by the Trust's Trustees, nominees for Trustee and executive officers as a group.

       Name                     Shares          Percentage of
    Individual               Beneficially        Outstanding
     or Group                   Owned*          Shares Owned
    ----------               ------------       ------------
Gary E. Wendlandt               5,660
Donald E. Benson                2,500                 **
Marshall D. Butler              2,000                 **
Milton Cooper                   2,219                 **
Richard G. Dooley               8,400                 **
Sumner L. Feldberg              1,000                 **
Donald Glickman                 5,600                 **
Martin T. Hart                  9,600                0.11%
Jack A. Laughery                1,000                 **
Corine T. Norgaard                200                 **
All Trustees, Nominees
and Executive Officers
as a Group                     47,399                0.55%

* This information, not being within the knowledge of the Trust, has been furnished by each nominee, Trustee and officer. Beneficial ownership is as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended. Fractional shares are not reported.

**  Less than one-tenth of one percent is not listed.

Information Concerning Committees and
Meetings of the Board of Trustees

    The Board of the Trust has an Audit Committee, whose present members are Messrs. Benson and Hart, neither of whom is an "interested person" of the Trust. The Audit Committee makes recommendations to the Board of Trustees as to the engagement or discharge of the Trust's independent auditors, supervises investigations into matters relating to audit functions, reviews with the Trust's independent auditors the results of the audit engagement and considers the audit fees. The Trust does not have a standing nominating or compensation committee.

    During the past fiscal year, the Board of Trustees held six regular meetings (one of which was a telephone conference call meeting), and the Audit Committee met once. Messrs. Butler, Cooper and Dooley attended fewer than 75 percent of the Board Meetings held during 1997

Transactions with and Remuneration of
Officers and Trustees

    Pursuant to the Contract, the Insurance Company pays the compensation and expenses of the Trust's officers and employees and of all Trustees of the Trust who are officers or employees of the Insurance Company. Thus, during its fiscal year ended December 31, 1997, the Trust did not pay any compensation to any of its officers or employees or to any of its Trustees who also are officers or employees of the Insurance Company.

    Trustees who are not officers or employees of the Insurance Company receive fees of $1,500 for each Trustees' meeting which they attend (other than the organizational meeting of the board following the Annual Meeting of Shareholders for which no fees are paid) and annual Trustees' fees of $12,000. No meeting fees are paid for meetings conducted by telephone conference call or by written consent. Members of the Audit Committee receive an additional annual fee of $600. Pursuant to a deferred compensation plan, Trustees may defer receipt of their fees until their retirement from the Board or some other time at their election. The aggregate direct remuneration of these Trustees and reimbursement of their travel expenses paid by the Trust during the fiscal year ended December 31, 1997 was approximately $108,717.

    The following table discloses the compensation paid to the Trust's non-interested Trustees for the fiscal year ended December 31, 1997. All of the non-interested Trustees also serve as Trustees of one other closed-end investment company managed by the Insurance Company.

                                                  Total
                           Aggregate           Compensation
   Name of                Compensation          from Fund
   Trustee               from the Trust          Complex
   -------               --------------        ------------
Donald E. Benson            $14,200              $21,600
Marshall D. Butler           13,600               20,400
Milton Cooper                13,600               20,400
Sumner L. Feldberg           14,800               22,200
Martin T. Hart               15,400               23,400
Donald Glickman              14,800               22,200
Jack A. Laughery             13,600               20,400


                        (2) RATIFICATION OR REJECTION OF
                              APPROVAL OF AUDITORS

    The Board of Trustees of the Trust, including a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940, as amended) of the Trust, have selected Coopers & Lybrand L.L.P. to act as auditors for the Trust for the fiscal year ending December 31, 1998. Coopers & Lybrand L.L.P. are independent public accountants and have no direct or material indirect interest in the Trust. The selection is subject to the approval of the shareholders of the Trust at the forthcoming Annual Meeting. The enclosed proxy card provides space for instructions directing the proxies named therein to vote for or against ratification of that selection.

    A representative of Coopers & Lybrand L.L.P. is expected to be present at the forthcoming Annual Meeting. This representative shall have the opportunity to make a statement if he or she desires to do so, and it is expected that such representative will be available to respond to appropriate questions which may be posed by shareholders.

                           (3) APPROVAL OR DISAPPROVAL
                              OF CONTINUANCE OF THE
                          INVESTMENT SERVICES CONTRACT

    The Trust has an Investment Services Contract, dated July 1, 1988 (the "Contract") with the Insurance Company which entitles the Trust to certain investment services from the Insurance Company. Under the Contract, the Trust paid the Insurance Company an aggregate fee of $2,904,066 for the fiscal year ended December 31, 1997. No changes are being made in the Contract, which was last approved by shareholders at the Trust's 1997 Annual Meeting of Shareholders held on April 24, 1997.

    At a meeting of the Board of Trustees of the Trust held on January 27, 1998, the Board of Trustees approved, and voted to recommend that shareholders approve, the continuance of the Contract. Among other things, the Board considered the nature of the services provided to the Trust by the Insurance Company including the nature of the private placement market compared to public markets. The Insurance Company is required to provide the Trust with a continuing investment program consistent with its objectives which include investments in a wide variety of private placement securities with equity features attached, short-term investments and publicly-traded securities. The Trustees concluded that the Insurance Company has developed a sizeable, experienced and competent staff of investment professionals (including analysts, traders, and other support personnel) to support investment activities for a wide variety of investments. The Trustees also considered the expenses of the Trust assumed by the Insurance Company under the Contract; the actual fees paid to the Insurance Company by the Trust for the services provided and expenses assumed; a comparison of the Trust's fee schedule to fees charged by other investment advisers whose investment activities include private placement securities (including possible economy of scale and incentive fee features); and possible benefits to the Insurance Company as a result of the Contract (including intangibles such as increased visibility in the financial community). In connection with the investment and administrative services provided to the Trust by the Insurance Company, the Trustees concluded that the administration of private placement securities (and particularly private mezzanine securities) is more extensive, costs more and requires greater time and expertise than a portfolio of only public securities. Valuation of private placement securities, for example, is more time consuming and requires significantly more expertise than valuation of publicly-traded securities. In making comparisons with other funds, therefore, the

Trustees considered the percentage of the Trust's portfolio comprised of private placement securities. The Trustees also considered the Insurance Company's abilities to find and negotiate private placement securities having equity features; the Trust's investment performance over various periods of time; comparisons of the Trust's investment performance to other funds investing in restricted securities and equities and to stock and bond indices; the quality of service provided by the Insurance Company (including the size, experience and professionalism of the Insurance Company's investment, compliance and accounting staffs); the profitability of the Contract to the Insurance Company; the Trust's expenses and its expense ratio compared to other similar funds; the Insurance Company's soft dollar practices; and possible alternatives to the engagement of the Insurance Company. The Trustees concluded, among other things, that the investment performance of the Trust's portfolio for the twelve-month and twenty four-month periods ended September 30, 1997 was satisfactory and that its expense ratio (excluding interest expenses) for the fiscal year ended December 31, 1997 of 1.69% was competitive. Based on their consideration of these and other factors, the Trustees (including a majority of the Trustees who are not "interested persons" of the Trust or of the Insurance Company) approved, and recommended that shareholders approve, the continuation of the Contract as now in effect.

    Prior to the Annual Meeting of Shareholders on April 24, 1998, the Trustees will meet again to review their approval and recommendation. Subject to such further review by the Board of Trustees, the Contract will be submitted to the Trust's shareholders for their approval or disapproval at the forthcoming Annual Meeting.

Summary of the Contract

    Under the Contract, the Insurance Company has agreed to use its best efforts to present to the Trust a continuing and suitable investment program consistent with the investment objectives and policies of the Trust. The Insurance Company has further agreed that it will request each issuer of securities which the Insurance Company is prepared to purchase at direct placement, and which would be consistent with the investment policies of the Trust, to offer such securities also to the Trust and that it will use its best efforts to insure that such request is acceded to.

    The Insurance Company, at its expense, investigates and conducts relations with the issuers of securities purchased or to be purchased directly by the Trust and represents the Trust in any negotiations with issuers, investment banking firms, securities brokers or dealers and other institutions or investors relating to the Trust's investments. The Insurance Company provides administration of the day-to-day investment operations of the Trust and provides the Trust with office space and office equipment, safekeeping facilities, accounting and bookkeeping services, and necessary executive, clerical and secretarial personnel for the performance of the foregoing services.

    The Insurance Company pays the compensation and expenses of all officers and executive employees of the Trust, and of all Trustees of the Trust who are officers or employees of the Insurance Company, as well as the expenses of office rent, telephone, utilities, office furniture, equipment and other office expenses of the Trust.

    The Trust pays the fees and expenses of Trustees who are not officers or employees of the Insurance Company, and of independent advisers, independent contractors, consultants, managers and other agents which it employs other than through the Insurance Company. In addition, the Trust is responsible for the payment of legal fees and expenses; the fees and disbursements of auditors, transfer agents, dividend disbursing agents, registrars and custodians and depositories of its assets; taxes or governmental fees; the cost of preparing and mailing dividends, reports, notices and proxy material to shareholders; brokers' commissions or underwriting fees; and insurance for its Trustees.

    Expenses incurred jointly by the Trust, the Insurance Company, MassMutual Participation Investors (another closed-end investment company advised by the Insurance Company), MassMutual Corporate Value Partners Limited (an unregistered investment fund) or any of them which are directly associated with the joint purchase or sale of securities by any such parties are shared by such parties in proportion to the relative amounts of such securities each is purchasing or selling.

    Under the Contract, the Trust pays the Insurance Company a quarterly base rate (the "Base Fee Rate") of 5/16 of 1% of the net asset value of the Trust (approximately equivalent to 1.25% on an annual basis), plus or minus a performance adjustment (the "Performance Adjustment") of up to 1/16 of 1% of the net asset value of the Trust (approximately equivalent to .25% on an annual basis).

    The Performance Adjustment is based on the Trust's performance as compared to a benchmark rate of return (the "Target Rate") equal to 5.0 percentage points plus an unweighted, arithmetic average of the rates of return on the Standard & Poor's Industrials Stock Price Index (the "S&P Industrials") and the Lehman Brothers Intermediate Corporate Bond Index (the "Intermediate Bond Index") over a rolling three-year period (the "Measurement Period") comprising the twelve quarters ending on the last day of each quarter (the "Valuation Date"). The Performance Adjustment is equal to 5% of the difference between the Trust's actual rate of return over the Measurement Period and the Target Rate. If the Trust's actual rate of return exceeds the Target Rate, the Base Fee Rate is increased by an amount equal to the Performance Adjustment; if the Trust's actual rate of return is less than the Target Rate, the Base Fee Rate is reduced by the Performance Adjustment. The Performance Adjustment is subject to a maximum and minimum range of 1/16 of 1% of the net asset value of the Trust (approximately equivalent to .25% on an annual basis). The advisory fee payable by the Trust is equal to the Base Fee Rate (as adjusted by the Performance Adjustment) times the net asset value of the Trust as of the Valuation Date.

    At a meeting on January 27, 1998, the Board of Trustees of the Trust valued the Trust's portfolio securities as of the close of business on December 31, 1997, and arrived at a value for the net assets of the Trust at that date of $192,858,418.

    The Contract provides that the Insurance Company will reimburse the Trust for any amount, not exceeding the Insurance Company's entire advisory fee payable by the Trust to the Insurance Company for any year, by which the aggregate annual expenses (including the management fee, but excluding interest, taxes, brokerage expenses and extraordinary expenses) incurred by the Trust in such year exceed any expense limitation imposed by any state securities law or regulations thereunder applicable to the Trust. This requirement for reimbursement of expenses may be amended or rescinded with the approval of a majority of the Trustees of the Trust who are not "interested persons" of the Trust or of the Insurance Company in response to changes in the requirements of state law, provided that no amendment or rescission shall be given retroactive effect unless required by the change in state law.

    Under the Contract, the Trust may use the name "MassMutual" or any name derived from or similar to the name "Massachusetts Mutual" or "Massachusetts Mutual Life Insurance Company" only for so long as the Contract or any extension, renewal or amendment thereof remains in effect. When it is no longer in effect, the Trust will (to the extent that it lawfully can) cease to use such a name or any other name indicating that it is advised by or otherwise connected with the Insurance Company.

    The Contract also provides that the Insurance Company shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Insurance Company in the performance of its duties or from reckless disregard by the Insurance Company of its obligations and duties under the Contract.

    The Contract is terminable on 60 days' written notice by the Trust's Board of Trustees, by a "majority vote" of the Trust's shares or by the Insurance Company. It will terminate automatically in the event of its assignment. Until terminated, the Contract will remain in force from year to year to the extent approved at least annually (a) by vote of a majority of Trustees of the Trust who are not "interested persons" of the Trust or of the Insurance Company, cast in person at a meeting called for the purpose of voting on such approval, and
(b) specifically either by the Trust's Board of Trustees or by a "majority vote" of the Trust's shares.

    Shareholder approval of the continuance of the Contract is not a requirement of law. The Board of Trustees, however, believes it is desirable for the Trust's shareholders to have an opportunity to give or withhold such approval. If such approval is withheld the Contract will not automatically terminate, but the Trustees will determine what action to take in the best interests of shareholders of the Trust. Approval of the continuance of the Contract will require the affirmative "majority vote" of the shareholders.

Allocation of Portfolio Brokerage

    Transactions in direct placement securities are on a negotiated basis. Brokers and dealers who execute any portfolio transaction for the Trust will be selected primarily on the basis of obtaining the best price and execution of each transaction. In seeking the best price and execution for securities traded only in the over-the-counter market, the Trust will normally deal directly with the principal market-makers unless a more favorable price may be obtained through other brokers or dealers.

    When it can be done consistent with the policy of obtaining best price and execution, it is the Insurance Company's practice to place orders with brokers and dealers who supply market quotations to the Trust or its agents for portfolio valuation purposes, or who supply research, market and statistical information to the Trust or Insurance Company. Except for implementing the policy stated above, there is no intention to place portfolio transactions with particular brokers or dealers or groups thereof. Although certain research, market and statistical information from brokers and dealers can be useful to the Trust and the Insurance Company, it is the opinion of the Insurance Company that such information is only supplementary to the Insurance Company's own research effort, since the information must still be analyzed, weighed and reviewed by the Insurance Company's staff. Such information may be useful to the Insurance Company in providing services to clients other than the Trust, and not all such information is used by the Insurance Company in connection with the Trust. Conversely, such information provided to the Insurance Company by brokers and dealers through whom other clients of the Insurance Company effect securities transactions may be useful to the Insurance Company in providing services to the Trust.

    During the fiscal year ended December 31, 1997, the Trust paid an aggregate sum of $56,610 in brokerage commissions, including approximately $229 paid to Jeffries, Inc. ("Jeffries") and $2,198 paid to Advest, Inc. ("Advest"). Jeffries and Advest are each wholly-owned subsidiaries of companies for which one Trustee serves as director. Portfolio turnover for the fiscal year ended December 31, 1997 was 66.23%.

                               INVESTMENT ADVISER

    The names and addresses of the principal executive officer and each director of the Insurance Company and his or her principal occupations are given below:

                                THOMAS B. WHEELER
                                1295 State Street
                        Springfield, Massachusetts 01111

    Chairman of the Board of Directors and Chief Executive Officer of the Insurance Company.

                                ROGER G. ACKERMAN
                              One Riverfront Plaza
                             Corning, New York 14831

    Chairman and Chief Executive Officer, Corning Incorporated (manufacturer of specialty materials, communication equipment, and consumer products).

                                 JAMES R. BIRLE
                                2 Soundview Drive
                          Greenwich, Connecticut 06836

                        Chairman, Resolute Partners LLC.

                              FRANK C. CARLUCCI III
                          1001 Pennsylvania Avenue N.W.
                                   Suite 220S
                             Washington, D.C. 20004

                        Chairman, The Carlyle Group, Inc.

                                    GENE CHAO
                              733 S.W. Vista Avenue
                             Portland, Oregon 97205

    Chairman, President and Chief Executive Officer, Computer Projections, Inc.

                              PATRICIA DIAZ DENNIS
                                175 East Houston
                            San Antonio, Texas 78205

    Senior Vice President and Assistant General Counsel, SBC Communications Inc.

                                  ANTHONY DOWNS
                         1775 Massachusetts Avenue N.W.
                             Washington, D.C. 20036

    Senior Fellow, The Brookings Institution (non-profit research center).

                                 JAMES L. DUNLAP
                                 1201 Louisiana
                                   Suite 1400
                              Houston, Texas 77002

    President and Chief Operating Officer, United Meridian Corporation (oil exploration).

                                WILLIAM B. ELLIS
                              31 Pound Foolish Lane
                         Glastonbury, Connecticut 06033

    Retired; former Chairman, Northeast Utilities (electric utility).

                                 ROBERT M. FUREK
                                 1 State Street
                                   Suite 2310
                           Hartford, Connecticut 06103

    Chairman, State Board of Trustees for the Hartford School System.

                               CHARLES K. GIFFORD
                               100 Federal Street
                           Boston, Massachusetts 02110

    Chairman and Chief Executive Officer, BankBoston N.A. and BankBoston Corporation.

                                WILLIAM N. GRIGGS
                                 75 Wall Street
                                   20th Floor
                            New York, New York 10005

    Managing Director, Griggs & Santow, Inc. (business consultant).

                                GEORGE B. HARVEY
                                 663 Ponus Ridge
                          New Canaan, Connecticut 06840

    Retired; former Chairman, President and Chief Executive Officer, Pitney Bowes, Inc. (office machines manufacturer).

                           BARBARA BARNES HAUPTFUHRER
                               1700 Old Welsh Road
                      Huntingdon Valley, Pennsylvania 19006

    Director: The Vanguard Group of Investment Companies, The Great Atlantic and Pacific Tea Company, Inc. (operator of retail food stores), Knight-Ridder, Inc. (publisher of daily newspapers and operator of cable television and business information systems), Raytheon Company (electronics), Alco Standard Corp. (diversified manufacturer and distributor).

                                SHELDON B. LUBAR
                             700 North Water Street
                                   Suite 1200
                           Milwaukee, Wisconsin 53202

    Chairman, Lubar & Co. Incorporated (investment management and advisory company).

                              WILLIAM B. MARX, JR.
                                 5 Peacock Lane
                         Village of Golf, Florida 33436

    Retired; former Senior Executive Vice President, Lucent Technologies Inc. (public telecommunications systems and software).

                                 JOHN F. MAYPOLE
                                  P.O. Box 1223
                              Toccoa, Georgia 30577

    Managing Partner, Peach State Real Estate Holding Company (real estate).

                              DONALD F. McCULLOUGH
                               210 Madison Avenue
                            New York, New York 10016

    Retired; former Chairman of the Board of Directors, Chief Executive Officer and President, Collins & Aikman Corp. (manufacturer of textile products).

                                  JOHN J. PAJAK
                                1295 State Street
                        Springfield, Massachusetts 01111

    President, Director and Chief Operating Officer of the Insurance Company.

                                 ALFRED M. ZEIEN
                                Prudential Tower
                           Boston, Massachusetts 02199

    Chairman and Chief Executive Officer, The Gillette Company (manufacturer of personal care products).

    Executive Officers of the Trust (other than Trustees) who are officers of the Insurance Company are listed below with their current titles. The term of each such Executive Officer is until the next meeting of the Board of Trustees following the 1998 Annual Meeting of Shareholders and until his successor shall have been chosen and qualified.

                                 STUART H. REESE

    President (since 1995), Executive Vice President (1993-1995) of the Trust. Chief Executive Director (since 1997), Senior Vice President (1993-1997) of the Insurance Company. Age: 42.

                                 ROBERT E. JOYAL

    Senior Vice President (since 1989) of the Trust. Executive Director (since
1997), Senior Managing Director (1996-1997), Vice President and Managing Director (1989-1996) of the Insurance Company. Age: 53.

                               CLIFFORD M. NOREEN

    Vice President (since 1993) of the Trust. Senior Managing Director (since
1996), Vice President (1995-1996), Second Vice President (1992-1994) of the Insurance Company. Age: 40.

                                 STEPHEN L. KUHN

    Vice President and Secretary (since 1988) of the Trust. Vice President and Associate General Counsel (since 1992), of the Insurance Company. Age: 51.

                               RAYMOND B. WOOLSON

    Treasurer (since 1992) of the Trust; Senior Managing Director (since 1996), Second Vice President (1992-1996) of the Insurance Company. Age: 39.

    Other officers of the Trust who are officers or employees of the Insurance Company are: John B. Joyce, Charles C. McCobb, Jr., Richard C. Morrison, Mary Wilson Kibbe, Mark A. Ahmed, Roger W. Crandall, Andrew C. Dickey, Walter T. Dwyer, Michael P. Hermsen, Michael L. Klofas, Thomas S. Li, Kathleen Lynch, Mary Ann Z. McCarthy, Richard E. Spencer II, Lawrence D. Stillman, John B. Wheeler, Lisa J. Yoerg, Mark B. Ackerman, Norman B. Flebotte, Bruno R. Umbro, Elizabeth
A. Kelliher and Lisa M. Kusek.

    The Insurance Company also advises MassMutual Participation Investors ("Participation Investors"), a closed-end, diversified management investment company, having net assets of $106,155,585 million as of December 31, 1997. The Insurance Company's Investment Advisory and Administrative Services Contract with Participation Investors provides that the Insurance Company is to be paid a quarterly fee equal to 0.225% of the value of the net assets of Participation Investors as of the close of business on the last business day of each fiscal quarter (approximately equivalent to .90% on an annual basis). The Insurance Company has entered into a sub-administrative contract with Dean Witter Reynolds, Inc. ("DWR"), through its InterCapital Division ("InterCapital"), under which InterCapital will perform, subject to the Insurance Company's supervision, certain administrative services for Participation Investors. The Insurance Company, however, remains obligated to provide such services to Participation Investors. InterCapital is paid a quarterly fee equal to 0.0375% of the value of the net assets of Participation Investors as of the close of business on the last business day of each fiscal quarter (approximately equivalent to 0.15% on an annual basis). The sub-administrative contract is terminable upon 30 days' written notice by either party. The Insurance Company has provided DWR with such written notice, terminating the sub-administrative contract effective March 31, 1998.

                                Net Assets               Advisory Fee
                                   as of                    (on an
Name of Fund                     12/31/97                annual basis)
------------                     --------                -------------
MassMutual
Participation                $106.2 million          .90% of net assets
Investors

    In addition to acting as investment adviser and administrator to the Trust and Participation Investors, the Insurance Company acts as investment adviser to MML Series Investment Fund and MassMutual Institutional Funds, which are open-end management investment companies investing in publicly traded securities.

    Like other businesses and governments around the world, the Trust could be adversely affected if the computer systems used by the Insurance Company (and those with which it does business on behalf of the Trust) and the Trust's other service providers do not properly recognize the year 2000. This is commonly known as the "Year 2000" issue. In 1996, the Insurance Company began an enterprise-wide process of identifying, evaluating and implementing changes to computer systems and application software to address the Year 2000 issue. The Trust has been informed that this is one of the Insurance Company's highest business operational priorities. The Insurance Company is also seeking assurances from the Trust's custodian, and transfer agent in order to identify and resolve Year 2000 issues.

                               (4) OTHER BUSINESS

    The Board of Trustees knows of no business to be brought before the meeting other than as set forth above. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote proxies on such matters in accordance with their best judgment.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

    During the fiscal year ended December 31, 1997, Joseph Zubretsky and Edward Kline inadvertently failed to timely file a Form 3 upon becoming an executive officer of the Insurance Company. Daniel Fitzgerald, an executive officer of the Insurance

Company inadvertently failed to timely file a Form 4 relating to a transaction involving shares of the Trust.

                            PROPOSALS BY SHAREHOLDERS

    Any shareholder intending to present a proposal at the Annual Meeting to be held in 1999 who wishes to have such proposal included in the Trust's proxy material for that meeting should forward the written proposal to the Trust,
Attention: Secretary. Proposals must be received on or before November 4, 1998, to be considered for inclusion in the Trust's proxy material for its 1999 Annual Meeting.

                             ADDITIONAL INFORMATION

    Proxies will be solicited by mail and may be solicited in person or by telephone or facsimile by officers of the Trust. The expenses connected with the solicitation of these proxies and with any further proxies which may be solicited by the Trust's officers in person, by telephone or by facsimile will be borne by the Trust. In addition, the Trust may retain an outside firm to solicit proxies, which would involve additional expenses, payable by the Trust. If the Trust does retain such an outside firm, the anticipated cost would be approximately $20,000. The Trust will reimburse banks, brokers, and other persons holding the Trust's shares registered in their names or in the names of their nominees, for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.

    If any shareholders desire additional information about the matters proposed for action, the management will be glad to hear from them and to provide further information.

                                  ANNUAL REPORT

    The Annual Report of the Trust for its fiscal year ended December 31, 1997, including financial statements, a schedule of the Trust's investments as of such date and other data, was mailed, on or about February 28, 1998, to all shareholders of record as of the record date. The financial statements included in such Annual Report are incorporated herein by reference. Any shareholder may request a copy of the Annual Report and the most recent quarterly report, which will be furnished without charge, by calling (toll-free) the Trust's transfer agent, Shareholder Financial Services, Inc., at 1-800-647-7374.

                                          By order of the
                                          Board of Trustees,


                                          /s/ Stephen L. Kuhn

                                          Stephen L. Kuhn
                                          Vice President and Secretary

1295 State Street
Springfield, Massachusetts 01111
March 3, 1998

                                    APPENDIX
                                  FORM OF PROXY


                         MASSMUTUAL CORPORATE INVESTORS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

         The undersigned hereby appoints Stephen L. Kuhn and Charles C. McCobb, Jr., and each of them, attorneys and proxies of the undersigned, with power of substitution to vote all shares of MassMutual Corporate Investors (the "Trust") which the undersigned is entitled to vote at the Annual Meeting of shareholders of the Trust to be held in the Oak Room of Massachusetts Mutual Life Insurance Company, 1295 State Street, Springfield, Massachusetts 01111, on Friday, April 24, 1998, at 2:00 p.m. Springfield time, and at any adjournments thereof (the "Annual Meeting").

         THIS PROXY WILL BE VOTED ON ITEMS (1), (2) AND (3) IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THIS CARD, AND IN THE ABSENCE OF INSTRUCTIONS THE UNDERSIGNED HEREBY AUTHORIZES THE AFORESAID PROXY OR PROXIES TO VOTE FOR ITEMS
(1), (2) AND (3).

                           PLEASE SIGN ON REVERSE SIDE

                                   SEE REVERSE
                                      SIDE

Please mark votes as in this example.

1. Election of Trustees

Nominees: Donald E. Benson, Richard G. Dooley, Donald Glickman and Corine T. Norgaard for the terms set forth in the proxy statement.

FOR               WITHHELD

--------------------------------------
For all nominees except as noted above

2. Ratification of the selection of Coopers & Lybrand L.L.P. as auditors for the fiscal year ending December 31, 1998.

FOR               AGAINST           ABSTAIN

3. Approval of continuance of the Trust's Investment Services Contract with Massachusetts Mutual Life Insurance Company, dated July 1, 1988.

FOR               AGAINST           ABSTAIN

4. In their discretion, the proxies are authorized to vote on any other business that may properly come before the Annual Meeting.

MARK HERE FOR
ADDRESS CHANGE AND
NOTE AT LEFT.

MARK HERE IF
YOU PLAN TO ATTEND
THE MEETING.

Signature:        Date:

Signature:        Date:

Please sign exactly as your name or names appear. When signing as joint tenant, all parties to the joint tenancy should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. Please mail the completed and signed proxy to SFSI, P.O. Box 173673, Denver, CO 80217-3673.


                                       2